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                                                                   Exhibit 3.17

                           CERTIFICATE OF CONVERSION
                                      OF
                           AVIS GROUP HOLDINGS, INC.
                                      TO
                           AVIS GROUP HOLDINGS, LLC

                    Pursuant to Section 266 of the General
                   Corporation Law of the State of Delaware and Sections 18-204 and 18-214 of the Delaware Limited Liability Company Act

       Avis Group Holdings, Inc., a Delaware Corporation (the "Corporation"), does hereby certify to the following facts relating to the conversion of the Corporation into a Delaware limited liability company (the "Conversion") under the name Avis Group Holdings, LLC:

       FIRST: The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Avis Group Holdings, Inc.

       SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 17th day of October, 1996. The Corporation's jurisdiction of incorporation immediately prior to the filing of this Certificate of Conversion is the State of Delaware.

       THIRD: The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Avis Group Holdings, LLC.

       FOURTH: This Certificate of Conversion to a Delaware limited liability company shall be effective on the 17th day of January, 2006.

       FIFTH: The Conversion has been approved in accordance with Section 266 of the General Corporation Law of the State of Delaware and Sections 18-204 and 18-214 of the Delaware Limited Liability Company Act.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed on this 17th day of January, 2006.

                                              AVIS GROUP HOLDINGS, INC.

                                              By: /s/ Richard S. Meisner
                                                  -----------------------------
                                                  Richard S. Meisner

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                           CERTIFICATE OF FORMATION
                                      OF
                           AVIS GROUP HOLDINGS, LLC

1. The name of the limited liability company is Avis Group Holdings, LLC

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Avis Group Holdings, LLC on this 17th day of January 2006.

The Formation shall be effective on the 17th day of January 2006.

                                              AVIS GROUP HOLDINGS, LLC

                                              By: /s/ Lynn A. Feldman
                                                  -----------------------------
                                                  Lynn A. Feldman